UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 23, 2014

Date of report (Date of earliest event reported)

HUTCHINSON TECHNOLOGY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota	55350
(Address of Principal Executive Offices)	(Zip Code)

(320) 587-3797

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 23, 2014, we entered into an amendment to our existing Revolving Credit and Security Agreement dated as of September 16, 2011, as previously amended, with PNC Bank, National Association, as agent and lender.

Pursuant to the amendment, a term loan was made to us in the amount of $15 million. The term loan may consist of domestic rate loans, with a per annum interest rate equal to PNC Bank’s alternate base rate (as defined in the credit agreement) plus 2.50%, or Eurodollar rate loans, with a per annum interest rate equal to 3.50% plus the greater of the Eurodollar rate (as defined in the credit agreement) or 1.00%, or a combination thereof. The principal balance of the term loan is payable in quarterly installments each in the amount of $750,000 on the first day of each calendar quarter, commencing on April 1, 2015, with the balance due on December 1, 2016. Once repaid, amounts borrowed under the term loan may not be reborrowed.

We intend to use the proceeds from this term loan to fund our previously announced pending redemption of our outstanding 8.50% Convertible Senior Notes due 2026 on January 15, 2015 and for general corporate purposes.

A copy of the amendment is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 7 to Revolving Credit and Security Agreement, dated as of December 23, 2014, with PNC Bank, National Association, as agent and lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED

Date: December 24, 2014	/s/ David P. Radloff
David P. Radloff Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

10.1	Amendment No. 7 to Revolving Credit and Security Agreement, dated as of December 23, 2014, with PNC Bank, National Association, as agent and lender	Filed Electronically